FOR IMMEDIATE RELEASE		Exhibit 99.1

Investor and Analyst Contact:	Retail Investors Contact:	Media Contact:
Michelle Clemente	Alpha IR Group	Gary W. Hanson
(602) 286-1533	Dylan Schweitzer	(602) 286-1777
Chris Hodges
Jeffrey S. Beyersdorfer	(312) 445-2870
(602) 286-1530	WNRL@alpha-ir.com

WESTERN REFINING LOGISTICS, LP
REPORTS THIRD QUARTER 2016 RESULTS

• Net income attributable to limited partners, $14.0 million; Distributable cash flow of $24.7 million
• Increased quarterly distribution to $0.4225 per unit; 11th consecutive increase since IPO
• Completed purchase of St. Paul Park refinery logistics assets for $210 million
• Completed $193 million equity offering; increased revolver to $500 million
EL PASO, Texas - November 1, 2016 - Western Refining Logistics, LP (NYSE: WNRL) today reported third quarter 2016 net income attributable to limited partners of $14.0 million, or $0.23 per common limited partner unit, which compares to $16.5 million and $0.35, respectively, in the third quarter of 2015. Third quarter 2016 EBITDA was $29.1 million and distributable cash flow was $24.7 million; this compares to $27.7 million and $18.6 million, respectively, for the third quarter of 2015.
"During the quarter, we acquired St. Paul Park refinery storage and terminalling assets, which expands our geographical diversity," said Jeff Stevens, President and Chief Executive Officer of WNRL's general partner. "We successfully completed an equity offering to fund the acquisition and expanded our revolver to $500 million to position us for further growth. We believe we have sufficient liquidity to fund our business plan for the foreseeable future.
"WNRL delivered good results for the quarter, demonstrating the locational advantage of our asset base in the Delaware Basin. We've completed pipeline connections to new production, which will help increase our pipeline and gathering volumes. This not only benefits WNRL, but our sponsor Western Refining also benefits from increased volumes of high quality, advantaged crude oil," continued Stevens.
On October 24, 2016, the board of directors declared a quarterly cash distribution for the third quarter 2016 of $0.4225 per unit, or $1.69 per unit, on an annualized basis. This distribution represents a 15% compound annual growth rate since WNRL's October 2013 initial public offering.
Stevens concluded, “Delaware Basin rig activity and crude oil production growth estimates continue to be encouraging. We believe we are well-positioned to increase EBITDA and distributions as crude oil production increases. Additionally, WNRL will benefit from the geographic diversification and growth potential as a result of the St. Paul Park logistics assets acquisition. We continue to be excited about the strategic locations of our assets and the growth potential of WNRL.”
Conference Call Information
On Tuesday, November 1, 2016, at 4:00 p.m. ET, WNRL will hold a webcast and conference call to discuss the reported results and provide an update on partnership operations. The webcast can be accessed at Western Refining Logistics, LP's website, www.wnrl.com. The call can also be heard by dialing (844) 831-3028 or (315) 625-6887, pass code: 83728384. The audio replay will be available two hours after the end of the call through November 15, 2016 by dialing (855) 859-2056 or (404) 537-3406, pass code: 83728384.

About Western Refining Logistics, LP
Western Refining Logistics, LP is principally a fee-based, growth-oriented master limited partnership formed by Western Refining, Inc. (NYSE: WNR) to own, operate, develop and acquire terminals, storage tanks, pipelines and other logistics assets related to the terminalling, transportation and storage of crude oil and refined products. Headquartered in El Paso, Texas, Western Refining Logistics, LP's assets include approximately 692 miles of pipelines, approximately 12.4 million barrels of active storage capacity, distribution of wholesale petroleum products and crude oil trucking.
More information about Western Refining Logistics, LP is available at www.wnrl.com.
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (GAAP), management utilizes non-GAAP measures to facilitate comparisons of past performance. This press release and supporting schedules include the non-GAAP measures Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Distributable Cash Flow. We believe certain investors and financial analysts use EBITDA and Distributable Cash Flow to evaluate WNRL’s financial performance between periods and to compare WNRL's performance to certain competitors. We believe certain investors and financial analysts use Distributable Cash Flow to determine the amount of cash available for distribution to our unitholders. These additional financial measures are reconciled from the most directly comparable measures as reported in accordance with GAAP and should be viewed in addition to, and not in lieu of, financial information that we report in accordance with GAAP.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements. The forward-looking statements reflect WNRL’s current expectation regarding future events, results or outcomes. The forward-looking statements contained herein include statements related to, among other things: WNRL’s positioning for continued growth; WNRL’s ability to fund its business plan in the future; the locational advantage of WNRL’s assets in the Delaware Basin; the ability of WNRL’s new pipeline connections to increase its pipeline and gathering volumes; growing rig activity and crude oil production in the Delaware Basin and WNRL's ability to increase EBITDA and distributions as crude oil production increases; and WNRL’s ability to benefit from the St. Paul Park logistics assets acquisition. These statements are subject to the general risks inherent in WNRL’s business. These expectations may or may not be realized and some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, WNRL’s business and operations involve numerous risks and uncertainties, many of which are beyond its control, which could result in WNRL’s expectations not being realized, or otherwise materially affect WNRL’s financial condition, results of operations, and cash flows. Additional information relating to the uncertainties affecting WNRL’s business is contained in its filings with the Securities and Exchange Commission to which you are referred. The forward-looking statements are only as of the date made. Except as required by law, WNRL does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Results of Operations
The following tables set forth WNRL's summary historical financial and operating data for the periods indicated below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands, except per unit data)
Revenues:
Fee based:
Affiliate	$51,749	$58,111	$157,642	$151,054
Third-party	814	787	2,181	2,089
Sales based:
Affiliate	131,405	158,848	355,459	456,195
Third-party	385,293	462,924	1,100,620	1,414,632
Total revenues	569,261	680,670	1,615,902	2,023,970
Operating costs and expenses:
Cost of products sold:
Affiliate	128,792	156,388	347,811	449,087
Third-party	366,744	445,169	1,047,571	1,358,197
Operating and maintenance expenses	43,454	45,927	131,103	131,156
Selling, general and administrative expenses	6,483	5,812	17,854	18,517
Gain on disposal of assets, net	(62)	(13)	(963)	(257)
Depreciation and amortization	10,579	8,963	29,470	25,816
Total operating costs and expenses	555,990	662,246	1,572,846	1,982,516
Operating income	13,271	18,424	43,056	41,454
Other income (expense):
Interest and debt expense	(6,148)	(6,204)	(19,614)	(16,416)
Other, net	17	16	(87)	51
Net income before income taxes	7,140	12,236	23,355	25,089
Provision for income taxes	(282)	(3)	(760)	(354)
Net income	6,858	12,233	22,595	24,735
Less net loss attributable to General Partner	(7,165)	(4,260)	(23,309)	(22,996)
Net income attributable to limited partners	$14,023	$16,493	$45,904	$47,731

Net income per limited partner unit:
Common - basic	$0.23	$0.35	$0.83	$1.01
Common - diluted	0.23	0.35	0.83	1.01
Subordinated - basic and diluted	0.25	0.35	0.89	1.01

Weighted average limited partner units outstanding:
Common - basic	30,884	24,017	27,260	24,006
Common - diluted	30,901	24,024	27,274	24,024
Subordinated - basic and diluted	22,811	22,811	22,811	22,811

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands)
Cash Flow Data
Net cash provided by (used in):
Operating activities	$33,293	$17,253	$80,709	$53,410
Investing activities	(8,502)	(11,395)	(23,613)	(53,255)
Financing activities	(25,811)	(13,036)	(85,159)	16,919
Capital expenditures	8,530	11,558	24,618	53,708
Other Data
EBITDA (1)	$29,090	$27,683	$89,384	$78,959
Distributable cash flow (1)	24,704	18,648	72,322	57,857
Balance Sheet Data (at end of period)
Cash and cash equivalents			$16,542	$71,372
Property, plant and equipment, net			422,006	426,093
Total assets			582,730	643,385
Total liabilities			478,287	434,940
Division equity			—	236,503
Partners' capital			104,443	(28,058)
Total liabilities, division equity and partners' capital			582,730	643,385

(1)
We define EBITDA as earnings before interest and debt expense, provision for income taxes and depreciation and amortization. We define Distributable Cash Flow as EBITDA plus the change in deferred revenues, less interest accruals, income taxes paid, maintenance capital expenditures and distributions declared on our TexNew Mex units. The GAAP performance measure most directly comparable to EBITDA is net income. The GAAP liquidity measure most directly comparable to EBITDA and distributable cash flow is net cash provided by operating activities. These non-GAAP financial measures should not be considered alternatives to GAAP net income or net cash provided by operating activities.

EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	EBITDA, as we calculate it, may differ from the EBITDA calculations of our affiliates or other companies in our industry, thereby limiting its usefulness as a comparative measure.
EBITDA and Distributable Cash Flow are used as supplemental financial measures by management and by external users of our financial statements, such as investors and commercial banks, to assess:

•	our operating performance as compared to those of other companies in the midstream energy industry, without regard to financial methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Distributable Cash Flow is a standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is, in part, measured by its yield. Yield is based on the amount of cash distributions a partnership can pay to a unitholder. Although distributable cash flow is a liquidity measure, it is presented in this reconciliation to net income as supplemental information.
We believe that the presentation of these non-GAAP measures provides useful information to investors in assessing our financial condition and results of operations. These non-GAAP measures should not be considered as alternatives to net income or any other measure of financial performance presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income attributable to limited partners. These non-GAAP measures may vary from those of other companies. As a result, EBITDA and Distributable Cash Flow as presented herein may not be comparable to similarly titled measures of other companies.
The calculation of EBITDA and Distributable Cash Flow includes the results of operations for the St. Paul Park Logistics Assets subsequent to the St. Paul Park Logistics Transaction and the TexNew Mex Pipeline System for the three and nine months ended September 30, 2016. The results of operations for the St. Paul Park Logistics Assets and the TexNew Mex Pipeline System are excluded from the EBITDA and Distributable Cash Flow calculations for the comparable periods in the prior year because a retrospective adjustment of these performance measures is not a representative measure of performance results.
The following table reconciles net income attributable to limited partners to EBITDA for the periods presented and Distributable Cash Flow for the three and nine months ended September 30, 2016 and 2015, respectively.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands)
Net income attributable to limited partners	$14,023	$16,493	$45,904	$47,731
Interest and debt expense	6,148	6,204	19,614	16,416
Provision for income taxes	282	3	760	354
Depreciation and amortization	8,637	4,983	23,106	14,458
EBITDA	29,090	27,683	89,384	78,959

Change in deferred revenues	4,460	(218)	8,138	2,229
Interest accruals	(6,377)	(5,858)	(19,158)	(15,491)
Income taxes paid	(150)	(156)	(244)	(737)
Maintenance capital expenditures	(2,319)	(2,803)	(5,798)	(7,885)
Other	—	—	—	782
Distributable cash flow	$24,704	$18,648	$72,322	$57,857

Logistics Segment

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands, except key operating statistics)
Statement of Operations Data:
Fee based revenues:
Affiliate	$42,319	$46,669	$126,288	$117,723
Third-party	814	787	2,181	2,089
Total revenues	43,133	47,456	128,469	119,812
Operating costs and expenses:
Operating and maintenance expenses	25,241	26,063	75,732	73,621
General and administrative expenses	629	303	2,000	2,168
Loss (gain) on disposal of assets, net	(12)	124	(17)	124
Depreciation and amortization	8,581	7,817	25,083	22,486
Total operating costs and expenses	34,439	34,307	102,798	98,399
Operating income	$8,694	$13,149	$25,671	$21,413
Key Operating Statistics:
Pipeline and gathering (bpd):
Mainline movements (1):
Permian/Delaware Basin system	49,709	56,745	51,709	45,784
Four Corners system	53,070	66,602	54,523	54,719
TexNew Mex system	7,504	14,834	10,132	6,131
Gathering (truck offloading):
Permian/Delaware Basin system	15,514	25,961	17,948	24,207
Four Corners system	9,577	16,487	11,151	13,387
Pipeline Gathering and Injection system:
Permian/Delaware Basin system	15,229	8,458	11,486	5,353
Four Corners system	21,776	28,841	24,470	23,859
TexNew Mex system	1,669	—	674	—
Tank storage capacity (bbls) (2)	959,087	651,545	877,899	630,761
Terminalling, transportation and storage:
Shipments into and out of storage (bpd) (includes asphalt)	416,761	408,787	399,415	396,506
Terminal storage capacity (bbls) (2)	8,082,734	7,420,754	7,619,637	7,464,236

(1)
Some barrels of crude oil in route to Western's Gallup refinery and Permian/Delaware Basin are transported on more than one of our mainlines. Mainline movements for the Four Corners and Delaware Basin systems include each barrel transported on each mainline. During the second quarter of 2015, we began shipping crude oil from the Four Corners system, through the TexNew Mex Pipeline System, to the Permian/Delaware system.

(2)	Storage shell capacities represent weighted-average capacities for the periods indicated.

Wholesale Segment

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands, except key operating stats)
Statement of Operations Data:
Fee based revenues (1):
Affiliate	$9,430	$11,442	$31,354	$33,331
Sales based revenues (1):
Affiliate	131,405	158,848	355,459	456,195
Third-party	385,293	462,924	1,100,620	1,414,632
Total revenues	526,128	633,214	1,487,433	1,904,158
Operating costs and expenses:
Cost of products sold:
Affiliate	128,792	156,388	347,811	449,087
Third-party	366,744	445,169	1,047,571	1,358,197
Operating and maintenance expenses	18,213	19,864	55,371	57,535
Selling, general and administrative expenses	2,065	2,269	6,123	6,715
Gain on disposal of assets, net	(50)	(137)	(946)	(381)
Depreciation and amortization	1,998	1,146	4,387	3,330
Total operating costs and expenses	517,762	624,699	1,460,317	1,874,483
Operating income	$8,366	$8,515	$27,116	$29,675
Key Operating Statistics:
Fuel gallons sold (in thousands)	313,600	305,566	940,029	919,808
Fuel gallons sold to retail (included in fuel gallons sold above) (in thousands)	87,131	81,538	250,693	235,824
Fuel margin per gallon (2)	$0.030	$0.029	$0.028	$0.031
Lubricant gallons sold (in thousands)	1,355	2,998	5,402	8,969
Lubricant margin per gallon (3)	$1.05	$0.70	$0.85	$0.71
Asphalt trucking volume (bpd)	5,620	—	4,461	—
Crude oil trucking volume (bpd)	36,144	49,620	37,909	47,245
Average crude oil revenue per barrel	$2.11	$2.51	$2.17	$2.58

(1)
All wholesale fee based revenues are generated through fees charged to Western's refining segment for truck transportation and delivery of crude oil and asphalt. Affiliate and third-party sales based revenues result from sales of refined products to Western and third-party customers at a delivered price that includes charges for product transportation.

(2)
Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales, net of transportation charges, and cost of fuel sales for our wholesale business by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the petroleum products wholesale industry to measure operating results related to fuel sales.

(3)
Lubricant margin per gallon is a measurement calculated by dividing the difference between lubricant sales, net of transportation charges, and lubricant cost of products sold by the number of gallons sold. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.